UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                       Date of Report - November 22, 1995

                         EMCEE BROADCAST PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                           1-6299             13-1926296
(State or other jurisdiction of    (Commission         (IRS Employer
 incorporation)                    File Number)        Identification
                                                       Number)


Susquehanna Street Extension, P.O. Box 68, White Haven, PA     18661-0068
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code   (717) 443-9575


              Electronics, Missiles & Communications, Inc
       (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.
          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          Not applicable.



Item 5.   Other Events.

          At a regular meeting of the Registrant's Board of Directors, held on November 13, 1995, Richard J. Nardone was elected as a member of the Registrant's Board of Directors until the next annual meeting of Stockholders and until his successor is elected and qualified, by unanimous vote by the Registrant's Board of Directors constituting a quorum. Mr. Nardone holds a Bachelor's of Science Degree and a Master's Degree in Business Administration from Wilkes College. He is currently the President and a shareholder of IMG Management Services Corporation and a stockholder and a member of the Board of Diectors of Plastic Companies Enterprises. Mr. Nardone has also served as chief negotiator for numerous collective bargaining agreements and has held a variety of human resource positions with chemical, plastics, consumer goods and steel industry companies.

Item 6.   Resignations of Registrant's Directors.
          Not applicable.

Item 7.   Financial Statements and Exhibits.
          Not applicable.

Item 8.   Change in Fiscal Year.
          Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EMCEE BROADCAST PRODUCTS, INC.
                                   (Registrant)


                                   BY:James L. DeStefano/s/
                                        James L. DeStefano
                                        President/CEO

DATE: November 22, 1995